EXHIBIT 99.1

Varonis Announces Third Quarter 2019 Financial Results

Annual recurring revenues grew to $178.9 million, a 52% increase over third quarter 2018
Subscription revenues increased to 74% of third quarter 2019 license revenues
Raising full-year 2019 subscription mix guidance to approximately 62% from 45%

NEW YORK, Oct. 28, 2019 (GLOBE NEWSWIRE) --  Varonis Systems, Inc. (Nasdaq: VRNS), a pioneer in data security and analytics, today announced results for the third quarter ended September 30, 2019.

Yaki Faitelson, Varonis CEO, said, “We are very pleased with our third quarter results. Revenues of $65.6 million significantly exceeded the high end of our guidance, while we also saw an acceleration in our subscription model transition, with 74% of total license revenues from subscription products compared to our original expectation of 55%. The team is executing well, and our transition is almost complete.” Mr. Faitelson added, “We continue to see strong adoption by both new and existing customers as they seek to manage their sensitive data with Varonis’ Data Security Platform that reduces risk, detects and responds to threats, and improves regulatory compliance.”

“We are pleased to see our customers making larger investments that allow them to more quickly realize the value of the Varonis Data Security Platform. With our rapid transition to a subscription model, the underlying fundamentals of our business continue to strengthen,” said Guy Melamed, Varonis CFO and COO. “Our updated full-year guidance includes the third quarter revenues beat, offset by the headwind from the substantial increase in our fourth quarter subscription guidance mix to approximately 75% from 40%. Without this increase in subscription mix, we would have shown a meaningful raise to the fourth quarter and full-year guidance we provided last quarter.”

Financial Summary for the Third Quarter Ended September 30, 2019

  Subscription revenues were $23.3 million, or 74% of license revenues, compared with $2.5 million, or 7% of license revenues, in the third quarter of 2018.
  Maintenance and services revenues were $34.1 million, up 10% compared with the third quarter of 2018.
  Total revenues were $65.6 million, compared to $67.1 million in the third quarter of 2018, reflecting the accelerated transition to a subscription-based model and generating a higher-than-guided third quarter subscription revenues mix.
  GAAP operating loss was ($16.0) million for the quarter, compared to ($6.8) million in the third quarter of 2018.
  Non-GAAP operating loss was ($4.7) million for the quarter, compared to non-GAAP operating income of $2.0 million in the third quarter of 2018.
  As of September 30, 2019, the Company had $131.4 million in cash and cash equivalents, marketable securities and short-term deposits.
  During the nine months ended September 30, 2019, the Company used ($10.7) million of cash from operations, compared to $16.3 million generated in the prior-year period, reflecting the accelerated transition to a subscription-based model.

The tables at the end of this press release include a reconciliation of GAAP to non-GAAP income (loss) from operations and net income (loss) for the three and nine months ended September 30, 2019 and 2018. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators."

Key Performance Indicators and Recent Business Highlights

  ARR, or annual recurring revenues, were $178.9 million at the end of the third quarter, up 52% over the prior year period.
  Generated 50% of license and first year maintenance revenues from existing customers and 50% from new customers in the third quarter of 2019, compared to 53% and 47%, respectively, in the prior-year period.
  Added 148 new customers during the third quarter of 2019 compared with 188 in the prior-year period.
  For the third quarter of 2019, total revenues in North America were $47.4 million, total revenues from EMEA were $16.7 million, and total revenues from Rest of World were $1.5 million.
  As of September 30, 2019, 75% of customers had purchased two or more product families, and 43% had purchased three or more product families, up from 72% and 39%, respectively, as of September 30, 2018.

An explanation of ARR, or annual recurring revenues, is included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators."

Financial Outlook

This financial outlook reflects the Company's current expectations for 2019. The Company is again significantly increasing the full-year outlook for the percentage of subscription revenues out of license revenues to approximately 62% from 45%.

For the fourth quarter of 2019, the Company expects revenues in the range of $70.5 million to $73.5 million. The Company now expects that fourth quarter subscription revenues will be approximately 75% of license revenues. The Company anticipates fourth quarter 2019 non-GAAP operating loss in the range of ($3.5) million to ($1.5) million and non-GAAP net loss per basic and diluted share in the range of ($0.13) to ($0.07), based on a tax provision of $400,000 to $600,000 and 30.5 million basic and diluted shares outstanding. Expectations of non-GAAP operating loss per basic and diluted share exclude stock-based compensation expense and payroll tax expense related to stock-based compensation. Expectations of non-GAAP net loss per basic and diluted share exclude stock-based compensation expense, payroll tax expense related to stock-based compensation and foreign exchange gains or losses.

For the full-year 2019, the Company expects revenues in the range of $252.0 million to $255.0 million. The Company now expects that full-year subscription revenues will be approximately 62% of license revenues. The Company anticipates full-year 2019 non-GAAP operating loss of ($28.5) million to ($26.5) million and non-GAAP net loss per diluted share in the range of ($0.96) to ($0.90). This is based on a tax provision of $2.0 million to $2.2 million and 30.3 million basic and diluted shares outstanding. Expectations of non-GAAP operating loss per basic and diluted share exclude stock-based compensation expense and payroll tax expense related to stock-based compensation. Expectations of non-GAAP net loss per basic and diluted share exclude stock-based compensation expense, payroll tax expense related to stock-based compensation and foreign exchange gains or losses.

Conference Call and Webcast

Varonis will host a conference call today, October 28, 2019, at 5:00 p.m., Eastern Time, to discuss the Company's third quarter 2019 financial results, current financial guidance and other corporate developments.  To access this call, dial 877-425-9470 (domestic) or 201-389-0878 (international).  The passcode is 13694880. A replay of this conference call will be available through November 4, 2019 at 844-512-2921 (domestic) or 412-317-6671 (international).  The replay passcode is 13694880.  A live webcast of this conference call will be available on the "Investors" page of the Company's website (www.varonis.com), and a replay will be archived on the website as well.

Non-GAAP Financial Measures and Key Performance Indicators

Varonis believes that the use of non-GAAP operating income (loss) and non-GAAP net income (loss) is helpful to our investors. These measures, which the Company refers to as our non-GAAP financial measures, are not prepared in accordance with GAAP.

For the three and nine months ended September 30, 2019 and 2018, non-GAAP operating income (loss) is calculated as operating income (loss) excluding (i) stock-based compensation expense and (ii) payroll tax expense related to stock-based compensation.

For the three and nine months ended September 30, 2019 and 2018, non-GAAP net income (loss) is calculated as net income (loss) excluding (i) stock-based compensation expense, (ii) payroll tax expense related to stock-based compensation and (iii) foreign exchange gains (losses) on assets and liabilities denominated in non-U.S. dollars, which for 2019 include exchange rate differences on lease contracts as a result of the implementation of ASC 842, effective as of January 1, 2019.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company's non-cash expense, the Company believes that providing non-GAAP financial measures that exclude stock-based compensation expense allow for more meaningful comparisons between our operating results from period to period. In addition, the Company excludes payroll tax expense related to stock-based compensation expense because, without excluding these tax expenses, investors would not see the full effect that excluding stock-based compensation expense had on our operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise, which factors may vary from period to period independent of the operating performance of our business. Similar to stock-based compensation expense, the Company believes excluding this payroll tax expense provides investors and management with greater visibility to the underlying performance of our business operations and facilitates comparison with other periods as well as the results of other companies. Also, as the Company has significant operating lease liabilities in foreign currencies, the Company incurs foreign exchange gains or losses from the revaluation of these liabilities as well as other assets and liabilities denominated in non-U.S. dollars. These gains and losses may vary from period to period and do not reflect the true financial performance of the Company.

Each of our non-GAAP financial measures is an important tool for financial and operational decision making and for evaluating our own operating results over different periods of time. The non-GAAP financial measures do not represent our financial performance under U.S. GAAP and should not be considered as alternatives to operating income (loss) or net income (loss) or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, and exclude expenses that may have a material impact on our reported financial results. Further, stock-based compensation expense and payroll tax expense related to stock-based compensation have been, and will continue to be for the foreseeable future, significant recurring expenses in our business and an important part of the compensation provided to our employees. Finally, foreign exchange rates may fluctuate from one period to another, and the Company does not estimate movements in foreign currencies.

The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Varonis urges investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measures to evaluate our business.

Annual recurring revenues ("ARR") is a key performance indicator defined as the annualized value of active term-based subscription license contracts and maintenance contracts related to perpetual licenses in effect at the end of that period. Subscription license contracts and maintenance for perpetual license contracts are annualized by dividing the total contract value by the number of days in the term and multiplying the result by 365. The annualized value of contracts is a legal and contractual determination made by assessing the contractual terms with our customers. The annualized value of maintenance contracts is not determined by reference to historical revenues, deferred revenues or any other GAAP financial measure over any period. ARR is not a forecast of future revenues, which can be impacted by contract start and end dates and renewal rates.

Forward-Looking Statements

This press release contains, and statements made during the above referenced conference call will contain, "forward-looking" statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including regarding the Company's growth rate and its expectations regarding future revenues, operating income or loss or earnings or loss per share. These statements are not guarantees of future performance but are based on management's expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: risks associated with anticipated growth in Varonis’ addressable market; competitive factors, including increased sales cycle time, changes in the competitive environment, pricing changes, transition in sales from perpetual licenses to a more subscription-based model and increased competition; the risk that Varonis may not be able to attract or retain employees, including sales personnel and engineers; Varonis’ ability to build and expand its direct sales efforts and reseller distribution channels; general economic and industry conditions, including expenditure trends for data and cyber security solutions; risks associated with the closing of large transactions, including Varonis’ ability to close large transactions consistently on a quarterly basis; new product introductions and Varonis’ ability to develop and deliver innovative products; risks associated with international operations; and Varonis’ ability to provide high-quality service and support offerings. These and other important risk factors are described more fully in Varonis’ reports and other documents filed with the Securities and Exchange Commission and could cause actual results to vary from expectations. All information provided in this press release and in the conference call is as of the date hereof, and Varonis undertakes no duty to update or revise this information, whether as a result of new information, new developments or otherwise, except as required by law.

To find out more about Varonis, visit www.varonis.com

About Varonis

Varonis is a pioneer in data security and analytics, fighting a different battle than conventional cybersecurity companies. Varonis focuses on protecting enterprise data: sensitive files and emails; confidential customer, patient and employee data; financial records; strategic and product plans; and other intellectual property. The Varonis Data Security Platform detects insider threats and cyberattacks by analyzing data, account activity and user behavior; prevents and limits disaster by locking down sensitive and stale data; and efficiently sustains a secure state with automation. With a focus on data security, Varonis serves a variety of use cases, including governance, compliance, classification and threat analytics. Varonis started operations in 2005 and, as of September 30, 2019, had approximately 6,900 customers worldwide, spanning leading firms in the financial services, public, healthcare, industrial, insurance, energy and utilities, consumer and retail, media and entertainment, technology and education sectors.

Investor Relations Contact:
James Arestia
Varonis Systems, Inc.
646-640-2149
jarestia@varonis.com

News Media Contacts:
Rachel Hunt
Varonis Systems, Inc.
877-292-8767 (ext. 4247)
rhunt@varonis.com

Mia Damiano
Merritt Group
703-390-1502
damiano@merrittgrp.com

Varonis Systems, Inc.
Consolidated Statements of Operations
(in thousands, except for share and per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

	Unaudited		Unaudited
Revenues:
Perpetual licenses	$8,269	$33,432	$35,304	$89,789
Subscriptions	23,327	2,539	45,169	4,901
Maintenance and services	34,053	31,081	101,157	88,080
Total revenues	65,649	67,052	181,630	182,770

Cost of revenues	8,768	7,052	25,492	19,934

Gross profit	56,881	60,000	156,138	162,836

Operating costs and expenses:
Research and development	20,400	17,267	58,890	50,526
Sales and marketing	42,117	40,792	125,769	122,113
General and administrative	10,339	8,774	33,461	23,832
Total operating expenses	72,856	66,833	218,120	196,471

Operating loss	(15,975)	(6,833)	(61,982)	(33,635)
Financial income (loss), net	(482)	99	(545)	266

Loss before income taxes	(16,457)	(6,734)	(62,527)	(33,369)
Provision for income taxes	(530)	(583)	(1,587)	(1,677)

Net loss	$(16,987)	$(7,317)	$(64,114)	$(35,046)

Net loss per share of common stock, basic and diluted	$(0.56)	$(0.25)	$(2.13)	$(1.21)

Weighted average number of shares used in computing net loss per share of common stock, basic and diluted	30,380,154	29,281,701	30,167,161	28,859,156

Stock-based compensation expense for the three and nine months ended September 30, 2019 and 2018 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

	Unaudited		Unaudited
Cost of revenues	$637	$470	$1,967	$1,300
Research and development	3,476	2,097	9,674	7,180
Sales and marketing	3,932	3,600	11,015	10,349
General and administrative	2,977	2,232	12,123	5,345
	$11,022	$8,399	$34,779	$24,174

Payroll tax expense related to stock-based compensation for the three and nine months ended September 30, 2019 and 2018 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

	Unaudited		Unaudited
Cost of revenues	$10	$11	$219	$356
Research and development	35	16	111	163
Sales and marketing	161	394	1,729	2,921
General and administrative	16	9	319	291
	$222	$430	$2,378	$3,731

Varonis Systems, Inc.
Consolidated Balance Sheets
(in thousands)
	September 30, 2019	December 31, 2018
	Unaudited
Assets
Current assets:
Cash and cash equivalents	$52,984	$48,707
Marketable securities	41,397	39,770
Short-term deposits	37,000	70,438
Trade receivables, net	51,866	83,223
Prepaid expenses and other current assets	15,050	16,952
Total current assets	198,297	259,090

Long-term assets:
Other assets	15,621	8,565
Operating lease right-of-use asset	57,046	—
Property and equipment, net	27,188	17,323
Total long-term assets	99,855	25,888
Total assets	$298,152	$284,978

Liabilities and stockholders’ equity
Current liabilities:
Trade payables	$2,999	$2,620
Accrued expenses and other short-term liabilities	53,694	55,991
Deferred revenues	76,978	87,729
Total current liabilities	133,671	146,340

Long-term liabilities:
Deferred revenues	5,489	6,487
Operating lease liability	58,667	—
Other liabilities	2,555	6,781
Total long-term liabilities	66,711	13,268

Stockholders’ equity:
Share capital
Common stock	30	30
Accumulated other comprehensive income (loss)	771	(3,633)
Additional paid-in capital	299,051	266,941
Accumulated deficit	(202,082)	(137,968)
Total stockholders’ equity	97,770	125,370
Total liabilities and stockholders’ equity	$298,152	$284,978

Varonis Systems, Inc.
Consolidated Statements of Cash Flows
(in thousands)
	Nine Months Ended September 30,
	2019	2018
	Unaudited	Unaudited
Cash flows from operating activities:
Net loss	$(64,114)	$(35,046)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	4,320	2,480
Stock-based compensation	34,779	24,174
Amortization of deferred commissions	10,530	9,718
Amortization of operating lease right-of-use asset	7,009	—
Capital loss (gain) from sale of fixed assets	24	(27)

Changes in assets and liabilities:
Trade receivables	31,357	22,658
Prepaid expenses and other current assets	(2,239)	(927)
Deferred commissions	(13,401)	(9,864)
Other long term assets	50	5
Trade payables	379	2,510
Accrued expenses and other short-term liabilities	(7,675)	1,922
Deferred revenues	(11,749)	(1,183)
Other long term liabilities	54	(155)
Net cash provided by (used in) operating activities	(10,676)	16,265

Cash flows from investing activities:
Decrease (increase) in short-term deposits	33,474	(10,213)
Increase in marketable securities	(1,627)	(120)
Increase in long-term deposits	(16)	(319)
Proceeds from sale of property and equipment	10	27
Purchase of property and equipment	(14,219)	(3,177)
Net cash provided by (used in) investing activities	17,622	(13,802)

Cash flows from financing activities:
Proceeds (withholdings) from employee stock plans, net	(2,669)	8,169
Net cash provided (used in) by financing activities	(2,669)	8,169
Increase in cash, cash equivalents and restricted cash	4,277	10,632
Cash, cash equivalents and restricted cash at beginning of period	48,707	57,236
Cash, cash equivalents and restricted cash at end of period	$52,984	$67,868

Varonis Systems, Inc.
Reconciliation of GAAP Measures to non-GAAP
(in thousands, except share and per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

	Unaudited		Unaudited
Reconciliation to non-GAAP operating loss:

GAAP operating loss	$(15,975)	$(6,833)	(61,982)	(33,635)

Add back:
Stock-based compensation expense	11,022	8,399	34,779	24,174
Payroll tax expenses related to stock-based compensation	222	430	2,378	3,731

Non-GAAP operating income (loss)	$(4,731)	$1,996	$(24,825)	$(5,730)

Reconciliation to non-GAAP net loss:

GAAP net loss	$(16,987)	$(7,317)	$(64,114)	$(35,046)

Add back:
Stock-based compensation expense	11,022	8,399	34,779	24,174
Payroll tax expenses related to stock-based compensation	222	430	2,378	3,731
Foreign exchange rate differences (*)	894	337	2,042	744

Non-GAAP net income (loss)	$(4,849)	$1,849	$(24,915)	$(6,397)

Non-GAAP weighted average number of shares used in computing net income (loss) per share of common stock - basic	30,380,154	29,281,701	30,167,161	28,859,156
Non-GAAP weighted average number of shares used in computing net income (loss) per share of common stock - diluted	30,380,154	32,525,060	30,167,161	28,859,156
GAAP weighted average number of shares used in computing net loss per share of common stock, basic and diluted	30,380,154	29,281,701	30,167,161	28,859,156

Non-GAAP net income (loss) per share of common stock - basic	$(0.16)	$0.06	$(0.83)	$(0.22)
Non-GAAP net income (loss) per share of common stock - diluted	$(0.16)	$0.06	$(0.83)	$(0.22)
GAAP net loss per share of common stock - basic and diluted	$(0.56)	$(0.25)	$(2.13)	$(1.21)

(*) Exchange rate differences for the three and nine months ended September 30, 2019 include exchange rate differences on lease contracts of ($675) and ($1,718), respectively, as a result of the implementation of ASC 842, effective as of January 1, 2019, as well as other assets and liabilities denominated in non-U.S. dollars.